Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-54158) of Quaker Chemical Corporation of our report dated June 26, 2000 relating to the financial statements of the Profit Sharing and Retirement Savings Plan of Quaker Chemical Corporation, which appears in this Form 11-K.




/s/ PricewaterhouseCoopers LLP

Philadelphia, PA
June 28, 2000

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